                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 11, 1998
                                                         ---------------

                       HARBORSIDE HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                       01-14358            04-3307188
-----------------------------------  ------------------      -------------------
   State or Other Jurisdiction          Commission           (IRS Employer
         of Incorporation               File Number        Identification No.)

     470 Atlantic Avenue
    Boston, Massachusetts                                       02210
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      Zip Code


Registrant's telephone number, including area code:  (617) 556-1515
                                                     --------------

                                Not Applicable.
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 1  Changes in Control of Registrant

     On April 15, 1998, Harborside Healthcare Corporation ("Harborside") entered into a Merger Agreement with HH Acquisition Corp. ("MergerCo"), an entity organized for the sole purpose of effecting a merger on behalf of Investcorp S.A., certain of its affiliates and certain other international investors (the "New Investors"). On August 11, 1998, MergerCo merged with and into Harborside, with Harborside as the surviving corporation. As a result of the transaction, and pursuant to the Merger Agreement, the New Investors acquired approximately 91% of the post-merger common stock of Harborside. The remaining 9% of the common stock was retained by existing shareholders, including management. As a result of the merger, Harborside shares will be de-listed from the New York Stock Exchange.

     The merger was approved by a majority of Harborside's shareholders at a special meeting held on August 11, 1998. Each share not retained by existing shareholders was converted into $25 in cash, representing in the aggregate, cash payments of approximately $184 million. Holders of outstanding stock options of the Company converted the majority of their options into cash at $25 per underlying share (less applicable exercise price) with aggregate payments of approximately $8 million.

     In connection with the transaction and prior to the merger, the New Investors made cash common equity contributions of $165 million to MergerCo, and MergoCo obtained gross proceeds of $99.5 million through the issuance of 11% Senior Subordinated Discount Notes ("Discount Notes") due 2008 and $40 million through the issuance of 13.5% Exchangeable Preferred Stock ("Preferred Stock") mandatorily redeemable in 2010. In connection with the merger, Harborside also entered into a new $250 million secured credit facility with Chase Securities Inc., as Arranger, Morgan Stanley Senior Funding, Inc. and BT Alex. Brown Incorporated, as Co-Arrangers, Bankers Trust Company, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, The Chase Manhattan Bank, as Administration Agent and the lenders named therein. The Discount Notes and the Preferred Stock were privately placed by Morgan Stanley & Co. Incorporated, Chase Securities Inc. and BT Alex. Brown Incorporated. The Credit Agreement for the senior credit facility, the Indenture for the Discount Notes and the Certificate of Designations for the Preferred Stock are included as exhibits to this Form 8-K.


ITEM 7.  Financial Statements and Exhibits

     (b)  Pro Forma Financial Information

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following unaudited pro forma consolidated financial information (the "Unaudited Pro Forma Consolidated Financial Information") is based on the unaudited historical consolidated financial statements of the Company and the unaudited historical financial statements of the Briarfield Facilities and the Rhode Island Facilities.

  The unaudited pro forma consolidated statements of operations for the three months and the six months ended June 30, 1998 have been prepared to give effect to: (i) the Completed 1998 Acquisitions; and (ii) the Recapitalization, as if each had occurred on January 1, 1997; and exclude non-recurring items directly attributable to the Recapitalization. The unaudited pro forma balance sheet as of June 30, 1998 has been prepared as if the recapitalization had occurred on that date.

  The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma statements of operations do not purport to present what the Company's results of operations would actually have been had the Recapitalization and the Completed 1998 Acquisitions in fact occurred on January 1, 1997, or to project the Company's results of operations for any future period. The pro forma balance sheet data do not purport to present what the Company's financial position actually would have been had the Recapitalization in fact occurred on June 30, 1998, or to project the Company's financial position at any future date. The Issuer expects that the Recapitalization will be treated as a recapitalization for financial accounting purposes. Accordingly, no pro forma adjustments were made to the historical basis of the Company's assets and liabilities.

  For the purpose of presenting the unaudited pro forma consolidated statements of operations, "Completed 1998 Acquisitions Combined" refers to the historical results of operations of the entities acquired as part of the Completed 1998 Acquisitions, as adjusted.

  As used in the Unaudited Pro Forma Consolidated Financial Information, (i) "Pro Forma Before Recapitalization" gives pro forma effect to the Completed 1998 Acquisitions and (ii) "Pro Forma" gives pro forma effect to each of the foregoing acquisitions and the Recapitalization.

                       HARBORSIDE HEALTHCARE CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                      FOR THE SIX MONTHS ENDED JUNE 30, 1998
                             ---------------------------------------------------------------------------------
                             HARBORSIDE         COMPLETED
                             HEALTHCARE           1998                         RECAPITALIZATION
                             CORPORATION      ACQUISITIONS  PRO FORMA BEFORE      ADJUSTMENTS        PRO FORMA
                                 (A)          COMBINED (B)  RECAPITALIZATION          (C)               (M)
                             -----------      ------------  ----------------   ----------------     ----------
                                                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Total net
 revenues.......              $ 148,640       $ 5,693       $  154,333          $   16 (D)          $ 154,349
Expenses:
 Facility
  operating.....                117,030         4,504          121,534             --                 121,534
 Management
  fees..........                    --            446              446             --                     446
 General and
  administrative..                7,475           --             7,475             --                   7,475
 Service charges
  paid to
  affiliates....                    628           --               628             600 (E)              1,228
 Depreciation
  and
  amortization..                  2,263           --             2,263             984 (F)              3,247
 Synthetic lease
  rent..........                  1,501           761            2,262          (2,262)(G)                --
 Facility rent..                 10,120           --            10,120             --                  10,120
                              ---------       -------         --------         -------              ---------
 Total
  expenses......                139,017         5,711          144,728            (678)               144,050
                              ---------       -------         --------         -------              ---------
Income from
 operations.....                  9,623           (18)           9,605             694                 10,299
Other:
 Interest
  expense, net..                 (3,202)          --            (3,202)         (6,925)(H)            (10,127)
 Loss on
  investment in
  limited
  partnership...                    (72)          --               (72)            --                     (72)
                              ---------       -------         --------         -------              ---------
Income before
 income taxes...                  6,349           (18)           6,331          (6,231)                   100
Income taxes....                 (2,476)            7           (2,469)          2,430 (I)                (39)
                              ---------       -------         --------         -------              ---------
Net income......              $   3,873       $   (11)        $  3,862         $(3,801)             $      61
                              =========       =======         ========         =======              =========
Net income......              $   3,873                       $  3,862                              $      61
Preferred divi-
 dends..........                    --                             --                                  (3,135)(J)
                              ---------                       --------                              ---------
Net income
 (loss)
 available
 (attributable)
 to common
 stockholders...              $   3,873                       $  3,862                              $  (3,074)
                              =========                       ========                              ==========
Net income (loss) available
 (attributable)
 to common
 stockholders
 per share:
 Basic..........              $     .48                       $     .48                             $     (.42)
                              =========                       =========                             ==========
 Diluted........              $     .47                       $     .46                             $     (.42)
                              =========                       =========                             ==========
Weighted average
 number of com-
 mon shares used
 in per share
 computations:
 Basic..........              8,010,339                       8,010,339                             7,261,332
 Diluted........              8,327,525                       8,327,525                             7,261,332

    See Accompanying Notes to Unaudited Pro Forma Consolidated Statements of
                                   Operations

                       HARBORSIDE HEALTHCARE CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                  FOR THE THREE MONTHS ENDED JUNE 30, 1998
                             --------------------------------------------------------------------
                                              COMPLETED
                              HARBORSIDE        1998
                              HEALTHCARE    ACQUISITIONS     PRO FORMA        RECAPITALIZATION
                              CORPORATION     COMBINED         BEFORE           ADJUSTMENTS      PRO FORMA
                                  (K)            (L)       RECAPITALIZATION         (C)             (M)
                              -----------   ------------   ----------------   ----------------   ---------
                                              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Total net revenues.........    $  76,186      $   845         $  77,031           $     8 (D)    $  77,039
Expenses:
 Facility operating........       59,649          673            60,322               --            60,322
 Management fees...........          --            75                75               --                75
 General and
  administrative...........        4,110          --              4,110               --             4,110
 Service charges paid to
  affiliates...............          315          --                315               300 (E)          615
 Depreciation and
  amortization.............        1,178          --              1,178               492 (F)        1,670
 Synthetic lease rent......        1,051          110             1,161            (1,161)(G)          --
 Facility rent.............        5,014          --              5,014               --             5,014
                               ---------      -------         ---------           -------        ---------
 Total expenses............       71,317          858            72,175              (369)          71,806
                               ---------      -------         ---------           -------        ---------
Income from operations.....        4,869          (13)            4,856               377            5,233
Other:
 Interest expense, net.....       (1,552)         --             (1,552)           (3,483)(H)       (5,035)
 Loss on investment in
  limited partnership......          (41)         --                (41)              --               (41)
                               ---------      -------         ---------           -------        ---------
Income before income
 taxes.....................        3,276          (13)            3,263            (3,106)             157
Income taxes...............       (1,278)           5            (1,273)            1,211 (I)          (62)
                               ---------      -------         ---------           -------        ---------
Net income.................    $   1,998      $    (8)        $   1,990           $(1,895)       $      95
                               =========      =======         =========           =======        =========
Net income.................    $   1,998                      $   1,990                          $      95
Preferred dividends........           --                             --                             (1,594)(J)
                               ---------                      ---------                          ---------
Net income (loss) available
 (attributable) to common
 stockholders..............    $   1,998                      $   1,990                          $  (1,499)
                               =========                      =========                          =========
Net income (loss) available
 (attributable) to common
 stockholders per share:
 Basic.....................    $     .25                      $     .25                          $    (.21)
                               =========                      =========                          =========
 Diluted...................    $     .24                      $     .24                          $    (.21)
                               =========                      =========                          =========
Weighted average number of
 common shares used in per
 share computations:
 Basic.....................    8,010,884                      8,010,884                          7,261,332
 Diluted...................    8,350,530                      8,350,530                          7,261,332

    See Accompanying Notes to Unaudited Pro Forma Consolidated Statements of
                                   Operations

                       HARBORSIDE HEALTHCARE CORPORATION

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents the historical unaudited consolidated statement of operations of the Company for the six months ended June 30, 1998.

(B) During 1998, the Company acquired the Briarfield and Rhode Island Facilities through synthetic lease financings. To reflect the pro forma effect of these acquisitions on the Company's operations, the schedule below presents the unaudited historical statements of operations of the Briarfield and Rhode Island Facilities, which were acquired on April 1, 1998 and May 8, 1998, respectively, for the period from January 1, 1998 through their respective acquistion dates.

                                                                        COMPLETED
                               BRIARFIELD   RHODE ISLAND                   1998
                               FACILITIES    FACILITIES   PRO FORMA    ACQUISITIONS
                                  (1)           (2)      ADJUSTMENTS   COMBINED (6)
                             -------------- ------------ -----------   ------------
                                                (IN THOUSANDS)
   Total net revenues......      $2,296       $ 3,261      $  136 (3)    $ 5,693
   Expenses:
     Facility operating....       1,786         2,718         --           4,504
     Management fees.......         166           280         --             446
     Depreciation and
      amortization.........          87            56        (143)(4)        --
     Synthetic lease rent..         --            --          761 (4)        761
                                 ------       -------      ------        -------
       Total expenses......       2,039         3,054         618          5,711
                                 ------       -------      ------        -------
   Income from operations..         257           207        (482)           (18)
   Other:
     Interest expense,
      net..................        (166)          (27)        193 (4)        --
                                 ------       -------      ------        -------
   Income before income
    taxes..................          91           180        (289)           (18)
   Income taxes............         --            --            7 (5)          7
                                 ------       -------      ------        -------
   Net income..............      $   91       $   180      $ (282)       $   (11)
                                 ======       =======      ======        =======

--------
  (1) Reflects the unaudited historical results of operations of the Briarfield Facilities for the three months ended March 31, 1998.

  (2) Reflects the unaudited historical results of operations of the Rhode Island Facilities for the four months ended April 30, 1998.

  (3) In Ohio and Rhode Island, a portion of a facility's Medicaid reimbursement rate is related to the capital costs incurred to finance the facility. As facility financing changes as a result of an acquisition, the reimbursement of such capital costs (and accordingly, a facility's net revenues) is affected as well. This adjustment represents the aggregate increase in revenue that is directly attributable to the Company's acquisition of the Briarfield and Rhode Island Facilities and the related financings. The adjustment, which can occur upon a change of facility ownership, is computed in accordance with the state Medicaid program cost reporting rules and regulations by substituting the effects of the Company's financing for the amounts included in the historical Medicaid cost reports.

  (4) Reflects the following adjustments: (a) the elimination of historical combined amounts recorded by the Briarfield and Rhode Island Facilities for depreciation and amortization expense which had been recorded as a result of the ownership of the underlying assets; (b) the elimination of historical combined amounts recorded by the Briarfield and Rhode Island Facilities for interest expense as the Company did not assume the related indebtedness; and (c) the synthetic lease rent expense that the Company would have incurred had the Completed 1998 Acquisitions occurred on January 1, 1997.

  (5) Reflects the adjustment to the provision for federal and state income taxes which the Company would have recorded (based on the Company's historical effective tax rate of 39%) had the Completed 1998 Acquisitions occurred on January 1, 1997.

  (6) The pro forma financial results exclude the $446 effect of the elimination of historical management fees paid under contracts with related parties that were terminated as a condition to closing the Completed 1998 Acquisitions. Subsequent to the dates of such acquisitions, no services were provided to the Company by these related parties.

                       HARBORSIDE HEALTHCARE CORPORATION

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(C) The recapitalization adjustments give effect to the Merger and the recapitalization financings which occurred in connection with the Merger. The recapitalization financings included (but were not limited to) the following: (i) the receipt of cash equity contributions of $165.0 million;
    (ii) the issuance of $40.0 million of Exchangeable Preferred Stock; and
    (iii) the issuance of the Discount Notes, yielding gross proceeds of approximately $99.5 million.

  A portion of the net proceeds of the Offering were used to refinance all borrowings under the Company's previously existing credit facility and to finance the purchase of the Company's facilities described in note (D) below, which prior to the Merger were leased through the Company's previously existing synthetic lease facility.

  The unaudited pro forma consolidated statements of operations exclude the following non-recurring items that were directly attributable to the recapitalization: (i) $31.2 million of fees and expenses that were incurred by the Company in connection with the recapitalization, and a related income tax benefit of $3.4 million; (ii) the write-off of $.9 million of debt issuance costs related to existing debt retired in connection with the recapitalization, and a related income tax benefit of $.3 million; and (iii) a $7.9 million compensation charge resulting from the conversion of outstanding stock options in connection with the recapitalization, and a related income tax benefit of $3.1 million.

(D) In connection with the recapitalization, the previously existing synthetic lease financings related to the Dayton Facilities, the Briarfield Facilities and the Rhode Island Facilities were eliminated and the Company purchased these facilities through the exercise of existing purchase options using cash available to the Company through the recapitalization financings. In Ohio and Rhode Island, a portion of a facility's Medicaid reimbursement rate is related to the capital costs incurred to finance the facility. As facility financing changes as a result of an acquisition, the reimbursement of such capital costs (and accordingly, a facility's net revenue) is affected as well. This adjustment represents the following aggregate increases (decreases) in total net revenues that are directly attributable to the acquisition and related refinancing of the following facilities at the time of the recapitalization:

                       HARBORSIDE HEALTHCARE CORPORATION

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                   FOR THE           FOR THE
                             SIX MONTHS ENDED   THREE MONTHS ENDED
                                JUNE 30, 1998      JUNE 30, 1998
                              ----------------- ------------------
                                         (IN THOUSANDS)
     Dayton Facilities.......       $ 44               $ 22
     Briarfield Facilities...        (43)               (22)
     Rhode Island
      Facilities.............         15                  8
                                    ----               ----
                                    $ 16               $  8
                                    ====               ====

(E) Reflects the amortization of prepaid management advisory and consulting services fees to be paid to Investcorp International Inc.

(F) Depreciation expense related to the purchase of the Dayton Facilities, the Briarfield Facilities and the Rhode Island Facilities is estimated using the straight-line method. Had the Dayton Facilities, the Briarfield Facilities and the Rhode Island Facilities been acquired on January 1, 1997, the resulting depreciation and amortization would have been approximately $984 and $492 for the six months ended June 30, 1998 and the three months ended June 30, 1998, respectively. In addition, in conjunction with the recapitalization, the two principal beneficial stockholders of the Company prior to the Merger entered into one-year non-compete agreements with the Company. To reflect the one-year term, none of such amortization is reflected for the six months or the three months ended June 30, 1998.

(G) Reflects the elimination of synthetic lease rent expense as a result of the elimination of the previously existing synthetic lease financings for the Dayton Facilities, the Briarfield Facilities and the Rhode Island Facilities. In connection with the Merger, the Company purchased these facilities for $59,250 through the exercise of existing purchase options. See note (D) above.

                       HARBORSIDE HEALTHCARE CORPORATION

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


(H) In connection with the recapitalization, the Company's borrowings under its existing credit facility were refinanced using a portion of the proceeds of the recapitalization financings. The adjustments to the Company's interest expense, net, to reflect the refinancing of this debt as of January 1, 1997 are as follows:

                                  FOR THE           FOR THE
                             SIX MONTHS ENDED  THREE MONTHS ENDED
                               JUNE 30, 1998     JUNE 30, 1998
                             ----------------- ------------------
                                        (IN THOUSANDS)
   Elimination of the
    historical interest
    expense related to the
    existing credit
    facility and the
    historical amortization
    of debt issuance costs
    related to the
    Company's debt and
    synthetic lease
    arrangements to be
    retired in connection
    with the
    recapitalization.......        $ (606)           $ (282)
   Interest expense related
    to the $250.0 million
    New Credit Facility
    with an assumed
    interest rate of LIBOR
    (5.65%) plus 2.25%
    (7.90%) (1)............           830               415
   Interest expense
    resulting from $99.5
    million gross proceeds
    of the Discount Notes,
    at an interest rate of
    11.00%.................         6,091             3,045
   Amortization of debt
    issuance costs of $8.5
    million associated with
    the recapitalization
    financings over the
    respective terms of
    indebtedness...........           610               305
                                   ------            ------
                                   $6,925            $3,483
                                   ======            ======

  --------
  (1) Interest expense is calculated assuming $5.5 million outstanding under the new credit facility and a .5% fee on the unused portion.

(I) Reflects the adjustment to the provision for federal and state income taxes which the Company would have recorded (based on the Company's historical effective tax rate of 39%) had the matters described in notes
    (D) through (H) occurred at January 1, 1997.

(J) Dividends on the Exchangeable Preferred Stock are expected to accrue quarterly over the first five years (i.e., dividends will not be paid in cash during this period) at an annual rate of 13.50%.

(K) Represents the unaudited consolidated statement of operations of the Company for the three months ended June 30, 1998.

(L) During 1998, the Company acquired the Briarfield and Rhode Island Facilities through synthetic lease financings. To reflect the pro forma effect of the acquisition of the Rhode Island Facilities on the Company's operations, the schedule below presents the unaudited historical statements of operations of the Rhode Island Facilities, which were acquired on May 8, 1998, for the period from April 1, 1998 through its acquisition.

                       HARBORSIDE HEALTHCARE CORPORATION

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                                                        COMPLETED
                                                           1998
                             RHODE ISLAND  PRO FORMA   ACQUISITIONS
                              FACILITIES  ADJUSTMENTS  COMBINED (6)
                             ------------ -----------  ------------
                                         (IN THOUSANDS)
   Total net revenues......     $  829       $  16 (1)    $  845
   Expenses:
     Facility operating....        673         --            673
     Management fees.......         75         --             75
     Depreciation and
      amortization.........         15         (15)(2)       --
     Synthetic lease rent..        --          110 (2)       110
                                ------       -----        ------
       Total expenses......        763          95           858
                                ------       -----        ------
   Income from operations..         66         (79)          (13)
   Other:
     Interest expense,
      net..................         (7)          7 (3)       --
                                ------       -----        ------
   Income before income
    taxes..................         59         (72)          (13)
   Income taxes............        --            5 (4)         5
                                ------       -----        ------
   Net income..............     $   59       $ (67)       $   (8)
                                ======       =====        ======

  --------
  (1) In Rhode Island, a portion of a facility's Medicaid reimbursement rate is related to the capital costs incurred to finance the facility. As facility financing changes as a result of an acquisition, the reimbursement of such capital costs (and accordingly, a facility's net revenues) is affected as well. This adjustment represents the aggregate increase in revenue that is directly attributable to the Company's acquisition of the Rhode Island Facilities and the related financings. The adjustment, which can occur upon a change of facility ownership, is computed in accordance with the state Medicaid program cost reporting rules and regulations by substituting the effects of the Company's financing for the amounts included in the historical Medicaid cost reports.

  (2) Reflects the following adjustments: (a) the elimination of historical combined amounts recorded by the Rhode Island Facilities for depreciation and amortization expense which had been recorded as a result of the ownership of the underlying assets; (b) the elimination of historical combined amounts recorded by the Rhode Island Facilities for interest expense as the Company did not assume the related indebtedness; and (c) the synthetic lease rent expense that the Company would have incurred had the Completed 1998 Acquisitions occurred on January 1, 1997.

  (3) Reflects the adjustment to the provision for federal and state income taxes which the Company would have recorded (based on the Company's historical effective tax rate of 39%) had the Completed 1998 Acquisitions occurred on January 1, 1997.

  (4) The pro forma financial results exclude the $75 effect of the elimination of historical management fees paid under contracts with related parties that were terminated as a condition to closing the Completed 1998 Acquisitions. Subsequent to the dates of such acquisitions, no services were provided to the Company by these related parties.

                       HARBORSIDE HEALTHCARE CORPORATION

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


(M) The pro forma financial results exclude the effects of the elimination of certain contracts terminated as a condition to closing the Completed 1998 Acquisitions. On a pro forma basis, the Company would have realized net cost reductions of $446 and $75 for the six months ended June 30, 1998 and the three months ended June 30, 1998, respectively, as a result of the elimination of these historical contracts. On a pro forma basis, assuming the elimination of these contracts in connection with such acquisitions on January 1, 1997, there would have been no management fees for the six months or the three months ended June 30, 1998.

                       HARBORSIDE HEALTHCARE CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998

                          HARBORSIDE
                          HEALTHCARE
                          CORPORATION RECAPITALIZATION
                              (A)       ADJUSTMENTS    PRO FORMA
                          ----------- ---------------- ---------
         ASSETS
Current assets:
 Cash and cash
  equivalents...........   $  3,028       $    --  (B) $  3,028
 Accounts receivable,
  net...................     41,484            --        41,484
 Prepaid expenses and
  other.................      8,466           (336)(C)    8,130
 Deferred income
  taxes.................      2,150            --         2,150
                           --------       --------     --------
   Total current
    assets..............     55,128           (336)      54,792
Restricted cash.........      7,116            --         7,116
Property and equipment,
 net....................    102,048         59,250 (D)  161,298
Intangible assets, net..      9,673         14,106 (E)   23,779
Note receivable.........      7,487            --         7,487
Deferred income taxes...         71            --            71
                           --------       --------     --------
   Total assets.........   $181,523       $ 73,020     $254,543
                           ========       ========     ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
 Current maturities of
  long-term debt........   $    202            --      $    202
 Current portion of
  capital lease
  obligation............      4,204            --         4,204
 Accounts payable.......      7,963            --         7,963
 Employee compensation
  and benefits..........     13,696            --        13,696
 Other accrued
  liabilities...........      5,786            --         5,786
 Accrued interest.......        199            --           199
 Current portion of
  deferred income.......        803            --           803
                           --------       --------     --------
   Total current
    liabilities.........     32,853            --        32,853
Long-term portion of
 deferred income........      5,045            --         5,045
Long-term debt..........     36,346         85,040 (F)  121,386
Long-term portion of
 capital lease
 obligation.............     51,594            --        51,594
                           --------       --------     --------
   Total liabilities....    125,838         85,040      210,878
                           --------       --------     --------
Exchangeable preferred
 stock, redeemable......        --          40,000 (G)   40,000
Stockholders' equity:
 Common stock...........         80             66 (H)      146
 Additional paid-in
  capital...............     48,469        164,934 (H)  213,403
 Treasury stock, at
  cost..................        --        (183,881)(H) (183,881)
 Retained earnings......      7,136        (33,141)(H)  (26,005)
                           --------       --------     --------
   Total stockholders'
    equity..............     55,685        (52,020)       3,665
                           --------       --------     --------
   Total liabilities and
    stockholders'
    equity..............   $181,523       $ 73,020     $254,543
                           ========       ========     ========

    See Accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet

                       HARBORSIDE HEALTHCARE CORPORATION

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(A) Represents the historical unaudited consolidated balance sheet of the Company as of June 30, 1998.
(B) Reflects the following sources and uses of funds in connection with the recapitalization:

  Total sources:
    Gross proceeds from the issuance of the Discount Notes...........  $ 99,493
    Proceeds from the issuance of 6,600,000 shares of common stock at
     $25.00 per share (1)............................................   165,000
    Gross proceeds from the issuance of the Exchangeable Preferred
     Stock...........................................................    40,000
    Borrowings under the new credit facility.........................     5,547
                                                                       --------
                                                                        310,040
                                                                       ========
  Total uses:
    Redemption of existing 7,355,245 shares of Harborside Common
     Stock at $25.00 per share.......................................  $183,881
    Conversion to cash of 648,923 options at a weighted average
     exercise price of $12.87........................................     7,871
    Exercise of existing purchase options for leased facilities......    59,250
    Refinancing of existing credit facility..........................    20,000
    Transaction fees and expenses of the Recapitalization
     (2).............................................................    39,038
                                                                       --------
                                                                        310,040
                                                                       ========

  --------
  (1) These shares consist of 5,940,000 shares of Harborside Class B Common Stock, 640,000 shares of Harborside Class C Common Stock and 20,000 shares of Harborside Class D Common Stock to be exchanged on a one-for-one basis in the Merger for shares of Class B Stock, Class C
       Stock, and Class D Stock, respectively, of the Issuer. Shares of Harborside Class B Common Stock and Harborside Class C Common Stock are non-voting, while the shares of Harborside Class D Common Stock have 330 votes per share.

  (2) The $39.0 million of fees and expenses includes: $8.5 million of debt issuance costs associated with the recapitalization financings, $6.0 million of management fees prepaid to III, a $.5 million payment related to the Non-Compete Agreements and $30.8 million of other fees and expenses to be paid in connection with the recapitalization, less $6.8 million related to the income tax benefits related to certain of such fees and expenses, conversion of options, and the write-off of deferred issuance costs associated with retired debt. The $30.8 million of fees and expenses paid in connection with the recapitalization include standby commitment fees, legal and accounting fees, and compensation and other charges associated with the recapitalization.

(C) Reflects forgiveness of loans associated with the change of control.
(D) Reflects the exercise of existing purchase options for the Dayton Facilities, the Briarfield Facilities and the Rhode Island Facilities.
(E) Reflects the following:

  Debt issuance costs related to the recapitalization
   financings.......................................................   $ 8,503
  Management fees prepaid to Investcorp International Inc. .........     6,000
  Payments related to the Non-Compete Agreement.....................       500
  Elimination of debt issuance costs related to retired debt........      (897)
                                                                       -------
                                                                       $14,106
                                                                       =======

                       HARBORSIDE HEALTHCARE CORPORATION

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(F) Reflects the following:

  Refinancing of existing credit facility...........................  $ (20,000)
  Borrowings under the new credit facility..........................      5,547
  Gross proceeds from the issuance of the Notes.....................     99,493
                                                                      ---------
                                                                      $  85,040
                                                                      =========
(G) Reflects the issuance of the Exchangeable Preferred Stock.
(H) Reflects the following:

  Issuance of 6,600,000 shares of common stock par value $.01.......  $      66
  Issuance of 6,600,000 shares of common stock at $25.00 per share, additional
   paid-in-capital..................................................    164,934
  Redemption of existing 7,355,245 shares of Harborside Common Stock
   at $25.00 per share..............................................   (183,881)
  Conversion to cash of 648,923 options at a weighted average exer-
   cise price of $12.87.............................................     (7,871)
  Certain fees and expenses incurred by the Company in connection
   with the Recapitalization (1)....................................    (32,123)
  Tax benefit of management transaction bonuses, standby commitment fees, conversion of options, and write-off of deferred issuance
   costs associated with retired debt...............................      6,855
                                                                      ---------
                                                                      $ (52,020)
                                                                      =========

  --------
  (1) Represents $30.8 million in fees and expenses paid in connection with the Recapitalization, a $.4 million non-cash charge related to the forgiveness of employee loans, and a $.9 million non-cash charge associated with the elimination of deferred financing costs related to retired debt.

     (c)  Exhibits

     4.1 Indenture, dated as of July 31, 1998, including therein the form of Note, between HH Acquisition Corp. and United States Trust Company of New York, as Trustee, providing for 11% Senior Subordinated Discount Notes due 2008.

     4.2 Certificate of Designations, effective August 11, 1998, of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13 1/2% Exchangeable Preferred Stock Due 2010 and Qualifications, Limitations and Restrictions Thereof.

     10.1 Credit Agreement dated as of August 11, 1998 among Harborside Healthcare Corporation and Chase Securities Inc., as Arranger, Morgan Stanley Senior Funding, Inc. and BT Alex Brown Incorporated, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, The Chase Manhattan Bank, as Administrative Agent and the lenders named therein.

     99.1 Press release dated August 11, 1998 announcing the closing of the merger and recapitalization transaction.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                              HARBORSIDE HEALTHCARE CORPORATION
                                 (Registrant)

                                  By:  /s/Stephen Guillard
                                       ---------------------------
                                  Name:  Stephen Guillard
                                  Title:  Chairman, President, and Chief
                                  Executive Officer

Dated:  August 26, 1998